EXHIBIT 10.18

EXECUTION VERSION

GUARANTY

GUARANTY, dated as of August 24, 2006, by EACH GUARANTOR (each, a “Guarantor”) signatory hereto or signatory to a joinder agreement in the form of Appendix I hereto (a “Joinder Agreement”) in favor of (i) DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York, as administrative agent (hereinafter, in such capacity, the “Agent”) for itself and the other banking institutions (hereinafter, collectively, the “Lenders”) which are or may become parties to a Revolving Credit Agreement dated as of August 24, 2006 (as amended and in effect from time to time, the “Credit Agreement”), among CONTAINER LEASING INTERNATIONAL, LLC (D/B/A CARLISLE LEASING INTERNATIONAL, LLC), a New York limited liability company (the “Company”), DEUTSCHE BANK SECURITIES INC. and WACHOVIA CAPITAL MARKETS, LLC, as the Joint Lead Arrangers, DEUTSCHE BANK TRUST COMPANY AMERICAS and WACHOVIA BANK, NATIONAL ASSOCIATION as Lenders, and the Agent, and (ii) each of the Lenders.

WHEREAS, the Company and each Guarantor are members of a group of related entities, the success of either one of which is dependent in part on the success of the other member of such group;

WHEREAS, each Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Lenders’ making any loans or otherwise extending credit to the Company under the Credit Agreement that each Guarantor execute and deliver to the Agent, for the benefit of the Lenders and the Agent, a guaranty substantially in the form hereof; and

WHEREAS, each Guarantor wishes to guaranty the Company’s obligations to the Lenders and the Agent under or in respect of the Credit Agreement as provided herein;

NOW, THEREFORE, each Guarantor hereby agrees with the Lenders and the Agent as follows:

1. Definitions. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

2. Guaranty of Payment and Performance. Each Guarantor, jointly and severally, by its execution hereof or a Joinder Agreement hereto, guarantees to the Lenders and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code. This

Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any Lender first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations, the obligations of each Guarantor hereunder with respect to such Obligations in default shall become immediately due and payable to the Agent, for the benefit of the Lenders and the Agent, without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by any Guarantor hereunder may be required by the Agent on any number of occasions. All payments by any Guarantor hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Lenders and the Agent.

3. Guarantors’ Agreement to Pay Enforcement Costs, etc. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent or any Lender in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this §3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

4. Waivers by Guarantor; Lenders’ Freedom to Act. Each Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. Each Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of each Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Note, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the

Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Agent or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to the Guarantors. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law which would otherwise prevent the Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against any Guarantor before or after the Agent’s or such Lender’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Agent or any Lender.

5. Unenforceability of Obligations Against Company. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if each Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Note, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by each Guarantor.

6. Subrogation; Subordination.

6.1. Waiver of Rights Against Company. Until the final payment and performance in full of all of the Obligations, each Guarantor shall not exercise and hereby waives any rights against the Company arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; no Guarantor will claim any setoff, recoupment or counterclaim against the Company in respect of any liability of any Guarantor to the Company; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Lender.

6.2. Subordination. The payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to any Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Each Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, no Guarantor will demand, sue for or otherwise attempt to collect any such indebtedness of the Company to any Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lenders and the Agent and be paid over to the Agent, for the benefit of the Lenders and the Agent, on account of the Obligations without affecting in any manner the liability of any Guarantor under the other provisions of this Guaranty.

6.3. Provisions Supplemental. The provisions of this §6 shall be supplemental to and not in derogation of any rights and remedies of the Lenders and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with each Guarantor for the benefit of the Lenders and the Agent.

7. Security; Setoff. Each Guarantor grants to each of the Agent and the Lenders, as security for the full and punctual payment and performance of all of such Guarantor’s obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Agent or such Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or such Lender to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agent and the Lenders is hereby authorized at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of any Guarantor under this Guaranty, whether or not the Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

8. Further Assurances. Each Guarantor agrees that it will from time to time, at the request of the Agent, do all such things and execute all such documents as the Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lenders and the Agent hereunder. Each Guarantor acknowledges and confirms that it has established its own adequate means of obtaining from the Company on a continuing basis all information desired by such Guarantor concerning the financial condition of the Company and that each Guarantor will look to the Company and not to the Agent or any Lender in order for such Guarantor to keep adequately informed of changes in the Company’s financial condition.

9. Termination; Reinstatement. This Guaranty shall remain in full force and effect until the Agent is given written notice of the Guarantors’ intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations, provided that this Guaranty shall terminate upon irrevocable payment in full of all of the Obligations and termination of the Commitment. No such notice shall be effective unless received and acknowledged by an officer of the Agent at the address of the Agent for notices set forth in §16.6 of the Credit Agreement. No such notice shall affect any rights of the Agent or any Lender hereunder, including without limitation the rights set forth in §§4 and 6, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

10. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of the Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may assign or otherwise transfer the Credit Agreement, the Note, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein, all in accordance with and to the extent permitted by §15 of the Credit Agreement. No Guarantor may assign any of its obligations hereunder.

11. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent with the consent of the Required Lenders. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

12. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to any Guarantor, at the address set forth beneath its signature hereto, and if to the Agent, at the address for notices to the Agent set forth in §16.6 of the Credit Agreement, or at such address as either party may designate in writing to the other.

13. Governing Law; Consent to Jurisdiction. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS THEREOF BUT OTHERWISE WITHOUT REGARD TO THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW. Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fully extent permitted by applicable law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction.

14. Waiver of Jury Trial. EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ENFORCEMENT OF THIS GUARANTY AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

15. Miscellaneous. This Guaranty constitutes the entire agreement of each Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

16. Contribution.

16.1. In addition to all such rights of indemnity and subrogation as any Guarantor may have under applicable law, the Company agrees that (a) in the event a payment shall be made by any Guarantor under this Guaranty on account of any Obligation of the Company, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Loan Document to satisfy a claim on account of any Obligation of the Company, the Company shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

16.2. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6 hereof) that, in the event a payment shall be made by any other Guarantor under this or any other Guaranty, or assets of any other Guarantor shall be sold pursuant to any Loan Document to satisfy a claim described in Section 16.1 and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Company as provided in Section 16.1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 16.2 shall be subrogated to the rights of such Claiming Guarantor under Section 16.1 to the extent of such payment.

17. Limitation on Guaranteed Obligations. Each Guarantor and the Agent (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and the Agent (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise)

liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

18. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile), each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

CLI DOMESTIC AND RESALE GROUP, LLC
By:	/s/ Lisa Leach
Name: Lisa Leach
Title: Vice President & General Counsel

Address:	1 Maynard Drive Park Ridge, NJ 07656

CLI Domestic Guaranty